Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the Registration Statements of BlackRock, Inc. listed below, of our report dated February 25, 2005 relating to the consolidated financial statements of SSRM Holdings, Inc. as of and for the years ended December 31, 2004 and 2003 appearing in the Current Report on Form 8-K/A of BlackRock, Inc. dated April 8, 2005.

Form	Registration Statement No.	Description
S-8	333-68666	BlackRock, Inc. 1999 Stock Award and Incentive Plan

S-8	333-68668	BlackRock, Inc. Voluntary Deferred Compensation Plan

S-8	333-68670	BlackRock, Inc. 2001 Employee Stock Purchase Plan

S-8	333-50294	The PNC Financial Services Group, Inc. Incentive Savings Plan

S-8	333-32406	BlackRock, Inc. 1999 Stock Award and Incentive Plan, BlackRock, Inc. Amended and Restated Long-Term Deferred Compensation Plan and BlackRock International, Ltd. Amended and Restated Long-Term Deferred Compensation Plan

S-8	333-94287	Nonemployee Directors Stock Compensation Plan

/s/ Deloitte & Touche LLP

New York, NY

April 8, 2005